UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 1, 2013

Date of Report

(Date of earliest event reported)

First Federal Bancshares of Arkansas, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	0-28312	71-0785261
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1401 Highway 62-65 North, Harrison, Arkansas	72601
(Address of principal executive offices)	(Zip Code)

(870) 741-7641

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Merger Agreement

On July 1, 2013, First Federal Bancshares of Arkansas, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with First National Security Company (“FNSC’) pursuant to which FNSC will merge with and into the Company (the “Merger”).

Pursuant to the Merger Agreement, shareholders of FNSC will receive, in the aggregate, 6,252,400 shares of Company common stock and $74 million in cash in exchange for their shares of FNSC common stock.

The Merger Agreement contains (a) customary representations and warranties of the Company and FNSC, including, among others, with respect to corporate organization, capitalization, authority, third party and governmental consents and approvals, financial statements, and compliance with applicable laws, (b) covenants of the Company and FNSC to conduct their respective businesses in the ordinary course until the Merger is completed; and (c) covenants of the Company and FNSC not to take certain actions during such period. Specifically, the Company and FNSC have agreed not to take any action, or fail to take any action, that is reasonably likely to (i) result in any of the conditions to the Merger not being satisfied or (ii) impede or delay each party’s ability to consummate the Merger, and both the Company and FNSC have agreed to call meetings of their respective shareholders to consider approval of the Merger Agreement and the transactions contemplated thereby. In addition, both parties have agreed that they will not solicit or encourage proposals for an alternative business combination transaction or, subject to certain exceptions, enter into discussions or furnish information in connection with any proposals for alternative business combination transactions.

Consummation of the Merger is subject to certain conditions, including, among others, approval of the Merger by Company and FNSC shareholders, the receipt of all required governmental filings and regulatory approvals and expiration of applicable waiting periods, accuracy of specified representations and warranties of each party, the performance in all material respects by each party of its obligations under the Merger Agreement, effectiveness of the registration statement to be filed by the Company with the U.S. Securities and Exchange Commission (the "SEC") to register shares of Company common stock to be offered to FNSC shareholders, FNSC’s receipt of a tax opinion, and the absence of any injunctions or other legal restraints.

The Merger Agreement contains termination rights which may be exercised by the Company or FNSC in specific circumstances, such as the following: a required regulatory approval has been denied by final, non-appealable action of a governmental entity; the parties are unable to complete the Merger by March 31, 2014; the other party has committed a breach of a representation, warranty or covenant which would prevent a closing condition from being satisfied and the breach is not or cannot be cured within 30 days; or the other party’s board of directors has withdrawn or modified its recommendation of the Merger to its shareholders. If the Merger Agreement is terminated under certain circumstances and either party closes a “superior competing transaction” by March 31, 2015, such party will pay the other party a termination fee of $3 million.

The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

In connection with the execution of the Merger Agreement, Bear State Financial Holdings, LLC (“Bear State”), the majority shareholder of the Company, entered into a voting agreement with FNSC and John H. Hendrix, the majority shareholder of FNSC, entered into a voting agreement with the Company pursuant to which such persons, in their capacities as shareholders, have agreed, among other things, to vote their respective shares in favor of the approval of the Merger Agreement and the transactions contemplated thereby. The form of voting agreement executed by the parties is included in Exhibit 2.1 as an exhibit to the Merger Agreement and is incorporated herein by reference.

Commitment Letters

Also on July 1, 2013, the Company entered into commitment letters (each a “Commitment Letter”) with five members of Bear State (the “Investors”), which Investors include Richard N. Massey, the Company’s Chairman, and Scott T. Ford, a director of the Company. Pursuant to the Commitment Letter, each Investor has committed to purchase 506,329 shares of Company common stock at a price per share equal to $7.90, which represents the closing price of the Company’s common stock as reported on the Nasdaq Stock Market on June 28, 2013. In consideration for their commitments, each of the Investors was issued warrants to purchase 35,443 shares of Company common stock with an exercise price of $7.90 and a five year term. The Investors will be entitled to customary registration rights with respect to the shares of common stock to be issued pursuant to the Commitment Letters as well the shares of common stock underlying the warrants.

The Company may exercise its rights under the Commitment Letters contemporaneously with the closing of the Merger, and if exercised, intends to apply the proceeds of approximately $20 million from the sale of its common stock to the cash portion of the Merger consideration. The Company is not obligated to sell any shares of its common stock to the Investors under the Commitment Letters until it exercises its rights thereunder.

The foregoing summary of the terms of the Commitment Letters and the warrants are qualified in their entirety by reference to the full text of the Commitment Letter, the form of which is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Additional Information

In connection with the proposed merger, the Company will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement of the Company and FNSC and a Prospectus of the Company, as well as other relevant documents concerning the proposed transaction. Shareholders of the Company are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

A free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about the Company and FNSC, may be obtained at the SEC's Internet site (http://www.sec.gov) when they become available. You will also be able to obtain these documents, free of charge, from the Company at www.ffbh.com under the heading "Investor Relations” when they become available. Copies of the Joint Proxy Statement/Prospectus can also be obtained, free of charge when they become available, by directing a request to Investor Relations, First Federal Bancshares, P. O. Box 550, Harrison, AR 72602.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in Solicitation

The Company and FNSC and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger. Information about the directors and executive officers of the Company and their ownership of Company common stock is set forth in the proxy statement for the Company’s 2013 annual meeting of shareholders, as filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Joint Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

Number	Description

2.1	Agreement and Plan of Merger by and between First Federal Bancshares of Arkansas, Inc. and First National Security Company, dated July 1, 2013.*

2.2	List of Schedules to the Agreement and Plan of Merger

10.1	Form of Commitment Letter

* Pursuant to Item 601(b)(2) of the Regulation S-K, certain schedules to this Agreement have not been filed with this exhibit. The schedules contain various items relating to the business of and the representations and warranties made by the Company and FNSC. The Registrant agrees to furnish supplementally any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

Date: July 2, 2013	By:	/s/ Christopher M. Wewers
	Name:	Christopher M. Wewers
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Number	Description

2.1	Agreement and Plan of Merger by and between First Federal Bancshares of Arkansas, Inc. and First National Security Company, dated July 1, 2013.*

2.2	List of Schedules to the Agreement and Plan of Merger

10.1	Form of Commitment Letter

* Pursuant to Item 601(b)(2) of the Regulation S-K, certain schedules to this Agreement have not been filed with this exhibit. The schedules contain various items relating to the business of and the representations and warranties made by the Company and FNSC. The Registrant agrees to furnish supplementally any omitted schedule to the SEC upon request.